UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8 K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 1, 2006

OUTDOOR CHANNEL HOLDINGS, INC.

(Exact Name of Registrant)

Delaware	33 0074499
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation)	Identification No.)

000 17287
(Commission File No.)

43445 Business Park Drive, Suite 113, Temecula, California	92590
(Address of Principal Executive Offices)	(Zip Code)

(951) 699 4749
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed, Since Last Report)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a 12 under the Exchange Act (17 CFR 240.14a 12)

☐            Pre commencement communications pursuant to Rule 14d 2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐            Pre commencement communications pursuant to Rule 13e 4(c) under the Exchange Act (17 CFR 240.13e 4(c))

ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective as of January 1, 2006, Outdoor Channel Holdings, Inc. renewed its real estate lease with Musk Ox Properties, LP, a stockholder of the company and which in turn is owned by Messrs. Perry T. Massie and Thomas H. Massie, each of whom is a director and officer as well as a significant stockholder of the company.  The new lease agreement is for an initial five-year term plus two option periods of two to five years, each as determined by the company if exercised.  Monthly rent payment is approximately $29,106 in 2006, and increases three percent per year during the term of the lease.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTDOOR CHANNEL HOLDINGS, INC.

By:	/s/ Thomas E. Hornish
Name: Thomas E. Hornish
Title:	General Counsel
Dated:	January 5, 2006